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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 25, 2000

                     GREENSTONE ROBERTS ADVERTISING, INC.

            (Exact name of registrant as specified in its charter)

                       Commission file number 000-17468

NEW YORK                                                   11-2250305
(State or other jurisdiction of             (IRS Employer identification No.)
Incorporation)



401 BROADHOLLOW ROAD
MELVILLE, NEW YORK                                                    11747
(Address of principal executive offices)                            (Zip Code)



                                (516) 249-2121
              Registrant's telephone number, including area code
                          -------------------------


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Item 5.  OTHER EVENTS.

Greenstone Roberts Advertising, Inc. (the "Company") signed a letter of intent dated April 25, 2000 to merge with Kupper Parker Communications, Inc., St. Louis, Missouri. The transaction is contingent upon executing a definitive written agreement acceptable to both parties.

Under the proposed terms, all of the shares of the privately held Kupper Parker stock would be exchanged for 5,074,000 new shares of Greenstone/Roberts, and 300,000 of existing Greenstone/Roberts shares would be repurchased by the merged entity for cash at $4.50 per share. It is also intended that Bruce D. Kupper would be Chairman of the Board of Directors of the merged corporation. Subject to a definitive agreement being reached, the planned target date for completion is July 31, 2000.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      EXHIBITS

         99.1      Press Release dated April 27, 2000



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Greenstone Roberts Advertising, Inc.



                              By: /s/ RONALD GREENSTONE
                                  Name: Ronald Greenstone
                                  Title: Chairman and Chief Executive Officer



Dated: April 27, 2000

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                                Exhibit Index

Exhibit No.           Description of Exhibit

     99.1             Press Release dated April 27, 2000